As filed with the Securities and Exchange Commission on May 1, 2001
                                                     Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 JUNUM INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Delaware                                       84-1219819
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       (State or other jurisdiction of                        (I.R.S. Employer
         incorporation or organization)                      Identification No.)

          1590 Corporate Drive
          Costa Mesa, California                                    92626
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           (Address of Principal                                 (Zip Code)
             Executive Offices)



             AMENDED AND RESTATED 2001 CONSULTANT COMPENSATION PLAN
                           --------------------------
                            (Full title of the plan)


                                                          Copy to:
                David B. Coulter
              Chief Executive Officer             CHRISTOPHER A. WILSON, ESQ.
                Junum Incorporated                  Pillsbury Winthrop LLP
               1590 Corporate Drive            650 Town Center Drive, 7th Floor
        Costa Mesa, California 92626             Costa Mesa, California 92626
                  (714) 979-5063                        (714) 436-6800
---------------------------------------------   --------------------------------
      (Name, address and telephone number,
   including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
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  Title of Amount             Amount              Proposed Maximum            Proposed                Amount of
   Securities To               To Be               Offering Price         Maximum Aggregate         Registration
   Be Registered            Registered              per Share(1)          Offering Price(1)              Fee
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  Common Stock,          100,000(1)shares                $4.475(2)             $447,500.00         $111.88
  $.01 par value


(1) A total of 1,300,000 shares are authorized for issuance under the Amended and Restated 2001 Consultant Compensation Plan, as amended; 1,200,000 of the Shares were previously registered on the Company's Registration Statements filed with the Commission on March 9, 2001, File No. 333-56834, and on March 16, 2001, File No. 333-57118.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the average of the bid and ask price of the Registrant's Common Stock as reported on the OTC Bulletin Board on April 30, 2001, or $4.475 per share.

                                -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*
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Item 2.           Registrant Information and Employee Plan Annual Information.*
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                  * Information required by Part I to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.
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                  The following documents previously filed by Junum Incorporated, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

                  (i) Annual Report on Form 10-K for the year ended December 31, 2000, including all amendments;

                 (vi) The description of the Registrant's Common Stock, $.01 per value (the "Common Stock"), set forth under the caption "Description of Common Stock" in the Company's Registration Statement on Form 8-A dated April 16, 1993 (which incorporates such description in the Company's Registration Statement on Form SB-2 (file no. 33-57998D), as filed with the Commission on March 29, 1993, as amended) and all amendments and reports filed thereafter for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
------            -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
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                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
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         Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         The Company's Bylaws require the Company to indemnify the Company's directors and officers to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.           Exemption from Registration Claimed.
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                  Not applicable.

Item 8.           Exhibits.
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                  See Index to Exhibits to this Form S-8, which is incorporated herein by reference.


Item 9.           Undertakings.
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                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on May 1, 2001.

                                                JUNUM INCORPORATED


                                                By: /s/ DAVID B. COULTER
                                                    ----------------------------
                                                    David B. Coulter
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Coulter his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


            Name                                         Title                           Date
            ----                                         -----                           ----

      /s/ DAVID B. COULTER                  Chairman of the Board and Chief          May 1, 2001
-------------------------------------       Executive Officer
         David B. Coulter


      /s/ ANDREA PORCELLI                   Director                                 May 1, 2001
-------------------------------------
        Andrea Porcelli


                                            Director                                 May 1, 2001
-------------------------------------
         John Laskey




                                INDEX TO EXHIBITS
                                -----------------



Exhibit
Number            Exhibit
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4.1 Junum Incorporated 2001 Consultant Compensation Plan (incorporated herein by reference to The Registrant's Registration Statement on Form S-8 dated March 9, 2001, file no. 333-56834).

4.2 Junum Incorporated Amended and Restated 2001 Consultant Compensation Plan (incorporated herein by reference to the Registrant's Registration Statement on Form S-8 dated March 16, 2001, file no. 333-57118).

4.3 Amendment No. 1 to the Junum Incorporated Amended and Restated 2001 Consultant Compensation Plan.

5.1               Opinion of Pillsbury Winthrop LLP.

23.1              Consent of Smith & Company, Certified Public Accountants.

23.2              Consent of Pillsbury Winthrop LLP, included in Exhibit 5.1.

24.1              Power of Attorney, included on the signature page.